UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

KING RESOURCES, INC

(Exact name of registrant as specified in its charter)

Delaware	000-56396	13-3784149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 1813, 18/F, Fo Tan Industrial Centre

26-28 Au Pui Wan Street

Fo Tan, Hong Kong

(Address of principal executive offices) (Zip Code)

+852-35858905

(Registrant’s telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	KRFG	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Heavenly Grace (the “Buyer”), a fully owned subsidiary of King Resources Global, Inc., (the “KRFG”, “Company”, “we” or “us”), entered into a Purchase Agreement on September 4, 2026 with Herbertini Limited, a Hong Kong limited liability company (the “Seller”), pursuant to which the Buyer will purchase Twenty-Three pieces of collectible items (the “Collectibles”) from the Seller at the total amount of US$ 23,399,165.

In connection with the Purchase Agreement, the Buyer will settle the considerations by common stock of KRFG at the price of $0.23 per share.

The foregoing descriptions of the Purchase Agreement is qualified in their entirety by reference to the Purchase Agreement, which is filed as Exhibits 10.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

The following documents are filed herewith:

Exhibit No.	Description

10.1	Purchase Agreement, dated September 4, 2026, by and between Heavenly Grace Limited, and Herbertini Limited
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING RESOURCES, INC

Date: September 4, 2026	By:	/s/ Wong Nga Yin Polin
Wong Nga Yin Polin Chief Executive Officer

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